UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2006

The Tube Media Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52067	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 15, 2006, management of The Tube Media Corp. (the “Company”) determined after consultation with its registered public accounting firm that a restatement of its annual report for the year ended December 31, 2005 and quarterly reports for March 31, 2006 and June 30, 2006, was necessary in light of the Company’s review of its accounting for derivatives and based on recent interpretations of the accounting for certain financial instruments under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and the Emerging Issues Task Force No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 00-19”). The Company concluded that its promissory note issued to Mitchell Entertainment Company (“Mitchell”) which was paid in full in December 2005, contained an embedded derivative due to the registration rights and liquidated damages provisions contained in a surviving provision of the note which provides that Mitchell has the right to repurchase the shares of the Company’s common stock into which the note was convertible for a period of one year after the note was paid in full. The embedded derivative provisions provided that if certain conditions were not met, including a covenant requiring that if the Company did not obtain EBITDA of $5.0 million per quarter for the quarter ended September 30, 2006, this provision of the note permitting the repurchase of shares of the Company’s common stock is extended until such time as the Company obtains such EBITDA level for a subsequent quarter. Accordingly, the Company’s consolidated financial statements included in the Company’s annual report for the year ended December 31, 2005 and quarterly reports for the quarters ended March 31, 2006 and June 30, 2006 (collectively the “Reports”) should no longer be relied upon. The Company will file appropriate amendments to the Reports to effect these restatements which will reflect the liability from the embedded derivative in the note and a warrant issued to Mitchell as soon as practicable after the completion of the calculation of the fair market value of the embedded derivative by the independent valuation consultant retained by the Company.

The Company will restate its financial statements contained in the Reports to modify its accounting for the note and warrant as follows:

1.
The accounting for the embedded derivative within the note and warrant was determined under the guidance of SFAS 133 and EITF No. 00-19. The embedded derivative is classified as a current liability in accordance with SFAS 133, and is recorded at fair value, as determined by an independent valuation services firm.

2.
In reporting periods subsequent to the issuance of the note and warrant, the embedded derivative will be revalued by the independent valuation services firm with the change to fair value recorded as income/(expense).

The Company currently expects the non-cash adjustment relating to the reclassification and revaluation of this note and warrant will have no effect on the Company’s cash balances, although it will affect the Company’s income statement, equity and liabilities. The exercise by Mitchell of the warrant and the provision of the note that provides Mitchell the right to repurchase the shares of the Company’s common stock would result in a cash payment to the Company of approximately $7.0 million. There can be no assurances, however, that Mitchell will exercise its rights under the warrant and the note.

Item 8.01. Other Events.

As a result of the restatements disclosed in this report on Form 8-K, the Company was unable to file its Form 10-Q for the quarter ended September 30, 2006 within the extended time frame provided by Rule 12b-25 under the Securities Exchange Act of 1934. The Company anticipates filing its Form 10-Q for the quarter ended September 30, 2006 as soon as practicable after the completion of the restatement of its financial statements and the filing of the amended Reports.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2006	THE TUBE MEDIA CORP.

	By:	/s/ Celestine F. Spoden
	Name:	Celestine F. Spoden
	Title:	Chief Financial Officer